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Exhibit 5.1

                                  May 28, 2004

MicroIslet, Inc.
6370 Nancy Ridge Drive, Suite 112
San Diego, CA 92121

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by MicroIslet, Inc., a Nevada corporation (the "Company"), of a Post-Effective Amendment No. 1 to Form SB-2 on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus") including 5,058,866 shares of the Company's common stock, $.001 par value (the "Common Stock"), on behalf of the selling stockholder named in the Registration Statement (the "Selling Stockholder") including:

         a) 491,468 shares of Common Stock (the "Issued Shares") that were issued pursuant to a Common Stock Purchase Agreement dated April 1, 2003 between the Company and the Selling Stockholder as amended on May 4, 2004 (the "Purchase Agreement"); and

         b) 4,567,398 shares of Common Stock (the "Issuable Shares" and together with the Issued Shares, the "Shares") that will be issued pursuant to the Purchase Agreement.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5)(i) of Regulation S-B.

         In connection with this opinion, we have examined and relied upon the Registration Statement, and related Prospectus, the Company's Articles of Incorporation, as amended, the Company's Amended and Restated Bylaws, the corporate proceedings taken by the Company in connection with the issuance of the Shares, the Purchase Agreement, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the specimen stock certificate submitted to us conforms to each of the stock certificates representing the Issued Shares (the "Issued Share Certificates") and will conform to the stock certificates representing the Issuable Shares (the "Issuable Share Certificates"), that the Issued Share Certificates have been properly executed in accordance with Section 78.235 of the Nevada Revised Statutes, Title 7, Chapter 78 and that the Issuable Share Certificates will be properly executed in accordance with 78.235 of the Nevada Revised Statutes, Title 7, Chapter 78.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly authorized, (ii) the Issued Shares are validly issued, fully paid and non-assessable and (iii) the Issuable Shares, when issued and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

         We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

         We express no opinion as to matters governed by any laws other than the Nevada Revised Statutes, Title 7, Chapter 78, the applicable provisions of the Nevada Constitution and reported decisions of the Nevada courts interpreting these laws.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement, the Prospectus or the Purchase Agreement.

                                     Very truly yours,

                                     /s/ Sheppard, Mullin, Richter & Hampton LLP
                                     -------------------------------------------

                                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP